TBS International Announces Pricing of Follow-On Offering

HAMILTON, BERMUDA –May 22, 2008 - TBS International Limited (NASDAQ: TBSI) announced today that it and certain of its shareholders have priced a follow-on offering of a combined 3,400,000 Class A Common Shares at $51.00 per share.  Jefferies & Company, Inc. and Banc of America Securities LLC are acting as joint book-running managers and Dahlman Rose & Company is acting as joint lead manager for the offering.  The company is offering 2,000,000 Class A common shares and the selling shareholders are offering an additional 1,400,000 Class A common shares. The company has granted the underwriters an option to purchase an additional 510,000 Class A common shares.  The offering is expected to close on May 28, 2008, subject to customary closing conditions.  The company intends to use the net proceeds it receives from the offering for general corporate purposes, including the acquisition of secondhand vessels, the acquisition or construction of newbuild vessels, repayment of debt or additions to working capital or capital expenditures.

The shares will be issued pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission. Copies of the final prospectus supplement relating to these securities, when available, may be obtained from Jefferies & Company, Inc., 520 Madison Avenue, New York, NY 10022, Tel: +1 (888) 449-2342 or Banc of America Securities LLC, 100 West 33rd Street, 3rd Floor, New York, NY 10001, Email: dg.prospectus_distribution@bofasecurities.com.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations and observations.

Included among the factors that, in the company's view, could cause actual results to differ materially from the forward looking statements contained in this press release are the following:
•	changes in demand;
•	a material decline or prolonged weakness in rates in the shipping market;
•
changes in rules and regulations applicable to the shipping industry, including, without limitation, legislation adopted by international organizations such as the International Maritime Organization and the European Union or by individual countries;

•	actions taken by regulatory authorities;
•	changes in trading patterns significantly impacting overall vessel tonnage requirements;
•	changes in the typical seasonal variations in charter rates;
•
increases in costs including without limitation: changes in production of or demand for oil and petroleum products, generally or in particular regions; crew wages, insurance, provisions, repairs and maintenance;

•	changes in general domestic and international political conditions;
•
changes in the condition of the company's vessels or applicable maintenance or regulatory standards (which may affect, among other things, the company's anticipated drydocking or maintenance and repair costs);

•
availability to us and to China Communications Construction Company Ltd./ Nantong Yahua Shipbuilding Co., Ltd. of satisfactory financing, China Communications Construction Company Ltd./ Nantong Yahua Shipbuilding Co., Ltd.’s ability to complete and deliver the vessels on the anticipated schedule and the ability of the parties to satisfy the conditions in the shipbuilding agreements; and

•
other factors listed from time to time in the company's filings with the Securities and Exchange Commission, including the preliminary prospectus supplement filed May 12, 2008, its Annual Report on Form 10-K for the period ended December 31, 2007, its Quarterly Report on Form 10-Q for the period ended March 31, 2008 and its subsequent reports filed with the Securities Exchange Commission.

About TBS International Limited:
TBS is an ocean transportation services company that offers worldwide shipping solutions through liner, parcel and bulk services, and vessel chartering. TBS has developed its business around key trade routes between Latin America and China, Japan and South Korea, as well as select ports in North America, Africa and the Caribbean. TBS provides frequent regularly scheduled voyages in its network, as well as cargo scheduling, loading and discharge for its customers.
Visit our website at www.tbsship.com

For more information, please contact:

     Company Contact:
     Ferdinand V. Lepere
     Executive Vice President and Chief Financial Officer
     TBS International Limited
     Tel. 914-961-1000
     InvestorRequest@tbsship.com

     Investor Relations / Media:
     Nicolas Bornozis
     Capital Link, Inc. New York
     Tel. 212-661-7566
     nbornozis@capitallink.com